Exhibit 99.1

For Immediate Release

For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC REPORTS THIRD QUARTER
2016 SALES AND EARNINGS

Fort Wayne, Indiana - October 25, 2016 - Franklin Electric Co., Inc. (NASDAQ: FELE) reported third quarter 2016 GAAP fully diluted earnings per share (EPS) of $0.50, versus a GAAP fully diluted EPS in the third quarter 2015 of $0.43, a an increase of 16 percent. In the third quarter of 2016, the Company’s adjusted EPS was $0.48 compared to 2015 third quarter adjusted EPS of $0.45, a 7 percent increase (see table below for a reconciliation of GAAP EPS to the adjusted EPS).

Third quarter 2016 sales were $239.8 million, an increase of 3 percent compared to 2015 third quarter sales of $232.5 million. The Company’s organic sales growth was also 3 percent. The impact of foreign currency translation was not significant.

Gregg Sengstack, Franklin Electric’s Chairman and Chief Executive Officer, commented:

“Overall, we’re pleased with the Company’s results in the third quarter, particularly the performance of our Water Systems segment where strong sales performance in Asia Pacific, Latin America and North America drove organic sales growth of 5 percent. Our Water Systems adjusted operating income margin was 140 basis points higher in the third quarter than the same quarter of 2015. Our Fueling Systems segment slowed in the third quarter to an organic sales decline of about 1 percent after excluding the impact of foreign currency translation. The Fueling Systems revenue decline can be attributed to weaker international markets as revenues in the U.S. and Canada increased by 5 percent in the third quarter.”

Key Performance Indicators:

Earnings Before and After Non-GAAP Adjustments	For the Third Quarter
(in millions)	2016	2015	Change

Net Income attributable to FE Co., Inc. Reported	$23.7	$20.8	14%
Allocated Undistributed Earnings	$(0.3)	$(0.4)
Earnings for EPS Calculations	$23.4	$20.4	15%

Non-GAAP adjustments (before tax):
Restructuring	$(1.7)	$1.3
Non-GAAP items	$0.3	$0.4

Non-GAAP adjustments, net of tax:
Restructuring	$(1.0)	$0.8
Non-GAAP items	$0.2	$0.2

Earnings after Non-GAAP Adjustments	$22.6	$21.4	6%

Earnings Per Share	For the Third Quarter
Before and After Non-GAAP Adjustments	2016	2015	Change
(in millions except Earnings Per Share)

Average Fully Diluted Shares Outstanding	46.9	47.3	(1)%

Fully Diluted Earnings Per Share ("EPS") Reported	$0.50	$0.43	16%

Restructuring Per Share, net of tax	$(0.02)	$0.02
Non-GAAP items, net of tax	$—	$—

Fully Diluted EPS after Non-GAAP Adjustments (Adjusted EPS)	$0.48	$0.45	7%

	Net Sales
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Consolidated

Q3 2015	$85.6	$30.9	$40.0	$17.0	$173.5	$59.0	$232.5
Q3 2016	$87.4	$35.5	$38.9	$20.2	$182.0	$57.8	$239.8
Change	$1.8	$4.6	$(1.1)	$3.2	$8.5	$(1.2)	$7.3
% Change	2%	15%	(3)%	19%	5%	(2)%	3%

Foreign currency translation	$(0.1)	$0.9	$(1.2)	$0.2	$(0.2)	$(0.3)	$(0.5)
% Change	—%	3%	(3)%	1%	—%	(1)%	—%

Volume/Price	$1.9	$3.7	$0.1	$3.0	$8.7	$(0.9)	$7.8
% Change	2%	12%	—%	18%	5%	(1)%	3%

Operating Income and Margins
Before and After Non-GAAP Adjustments
(in millions)	For the Third Quarter 2016
	Water	Fueling	Other	Consolidated
Reported Operating Income/(Loss)	$30.0	$15.2	$(13.4)	$31.8
% Operating Income To Net Sales	16.5%	26.3%		13.3%

Non-GAAP Adjustments:
Restructuring	$(1.8)	$0.1	$—	$(1.7)
Non-GAAP	$—	$—	$0.3	$0.3
Operating Income/(Loss) after Non-GAAP Adjustments	$28.2	$15.3	$(13.1)	$30.4
% Operating Income to Net Sales After Non-GAAP Adjustments (Operating Income Margin after Non-GAAP Adjustments)	15.5%	26.5%		12.7%

Operating Income and Margins
Before and After Non-GAAP Adjustments
(in millions)	For the Third Quarter 2015
	Water	Fueling	Other	Consolidated
Reported Operating Income/(Loss)	$23.1	$15.4	$(10.7)	$27.8
% Operating Income To Net Sales	13.3%	26.1%		12.0%

Non-GAAP Adjustments:
Restructuring	$1.3	$—	$—	$1.3
Non-GAAP	$0.1	$—	$0.3	$0.4
Operating Income/(Loss) after Non-GAAP Adjustments	$24.5	$15.4	$(10.4)	$29.5
% Operating Income to Net Sales After Non-GAAP Adjustments (Operating Income Margin after Non-GAAP Adjustments)	14.1%	26.1%		12.7%

Water Systems

Water Systems sales were $182.0 million in the third quarter 2016, an increase of $8.5 million or about 5 percent versus the third quarter 2015 sales of $173.5 million. Water Systems organic sales growth was also about 5 percent compared to the third quarter 2015. The impact of foreign currency translation was not significant.

Water Systems sales in the U.S. and Canada were up about 2 percent compared to the prior year third quarter. In the third quarter 2016, sales of groundwater pumping equipment grew by about 13 percent. The growth in groundwater equipment sales was led by a 17 percent increase in residential systems. Sales of ground water pumping systems for agricultural applications grew by about 2 percent. Water Systems sales in markets outside the U.S. and Canada experienced overall growth of about 8 percent, after excluding the impact of foreign currency translation. International Water Systems sales growth was led by improved groundwater product sales in the Asia Pacific and Latin America markets. Sales in Europe, the Middle East and Africa were flat in the quarter compared to last year, after excluding the impact of foreign currency translation.

Water Systems operating income was $30.0 million in the third quarter 2016, up $6.9 million or 30 percent versus the third quarter 2015 as reported and up $3.7 million or 15 percent versus the third quarter 2015 after non-GAAP adjustments. The third quarter operating income margin was 16.5 percent, up 320 basis points from 13.3 percent in the third quarter of 2015. The third quarter operating income margin after non-GAAP adjustments was 15.5 percent, an increase of 140 basis points from the 14.1 percent of net sales in the third quarter of 2015 after non-GAAP adjustments.

Reported operating income of $30.0 million in the third quarter was positively impacted by the gain of about $2.0 million on the sale of a facility in Brazil that was completed in the quarter.

Fueling Systems

Fueling Systems sales were $57.8 million in the third quarter 2016, a decrease of $1.2 million or about 2 percent versus the third quarter 2015 sales of $59.0 million. Fueling Systems sales decreased by $0.3 million or about 1 percent in the quarter due to foreign currency translation. Fueling Systems sales declined about 1 percent, after excluding foreign currency translation.

Fueling Systems sales in the U.S. and Canada grew by about 5 percent during the quarter. The increase was broad based and included pumping, pipe and containment systems. Internationally, Fueling Systems revenues were down in Europe and Asia Pacific. Management believes this was in part due to lower capital spending on new filling station development by major oil companies and due to the timing of customer shipments.

Fueling Systems operating income was $15.2 million in the third quarter of 2016, down $0.2 million or about 1 percent compared to $15.4 million in the third quarter of 2015 as reported, and down $0.1 million or 1 percent compared to $15.4 million after non-GAAP adjustments in the third quarter of 2015. The third quarter operating income margin was 26.3 percent, an increase of 20 basis points from the as reported 26.1 percent of net sales in the third quarter of 2015. The third quarter operating income margin after non-GAAP adjustments was 26.5 percent, an increase of 40 basis points from the 26.1 percent of net sales in the third quarter of 2015 after non-GAAP adjustments.

Overall

The Company’s consolidated gross profit was $85.5 million for the third quarter of 2016, an increase of $8.7 million, or about 11 percent, from the third quarter of 2015 gross profit of $76.8 million. The gross profit as a percent of net sales was 35.6 percent in the third quarter of 2016 and increased about 260 basis points versus 33.0 percent during the third quarter 2015. The gross profit margin increase was primarily due to favorable pricing, lower direct material costs and sales mix.

Selling, general, and administrative (SG&A) expenses were $55.4 million in the third quarter of 2016 compared to $47.7 million in the third quarter of the prior year, an increase of $7.7 million or about 16 percent. Roughly half of the Company’s SG&A expense increase in the quarter, or about $4.0 million, was due to higher variable compensation expenses. Marketing and Selling related expenses increased about $1.0 million to support sales growth and Research Development & Engineering expense increased by $0.8 million in the quarter.

The Company ended the third quarter of 2016 with a cash balance of about $79 million, which was about 3 percent lower than at the end of 2015. The cash balance decreased primarily due to higher capital expenditures and seasonal working capital requirements in the Northern hemisphere.

Commenting on the outlook, Mr. Sengstack said:
“As we look forward to the fourth quarter, we expect continued strength in the North American end markets, but are cautious about certain international end markets in both our Water and Fueling segments. Customer demand is uneven and economic and political uncertainty continues to negatively impact important markets for us around the world. Considering these factors, we are narrowing our full year 2016 adjusted earnings per share guidance to $1.62 to $1.67.”
A conference call to review earnings and other developments in the business will commence at 9:00 am EDT. The third quarter 2016 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

http://edge.media-server.com/m/p/3qyhxcic

If you intend to ask questions during the call, please dial in using (877) 643-7158 for domestic calls and (914) 495-8565 for international calls. The conference ID is: 95793831.

A replay of the conference call will be available Tuesday, October 25, 2016 at 12:00 noon EDT through midnight EDT on Tuesday, November 1, 2016, by dialing (855) 859-2056 for domestic calls and (404) 537-3406 for international calls. The replay passcode is: 95793831.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.
The Company presents the non-GAAP financial measures of earnings after non-GAAP adjustments, fully diluted earnings per share after non-GAAP adjustments (or adjusted EPS), operating income after non-GAAP adjustments and percent operating income to net sales after non-GAAP adjustments (or operating income margin after non-GAAP adjustments) because the Company believes the information helps investors understand underlying trends in the Company's business more easily. The differences between these measures and the most comparable GAAP measures are reconciled in the tables above.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases,  raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending January 2, 2016, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Third Quarter Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015

Net sales	$239,755	$232,485	$710,266	$705,640
Cost of sales	154,286	155,693	459,883	477,150
Gross profit	85,469	76,792	250,383	228,490
Selling, general, and administrative expenses	55,373	47,722	165,672	159,160
Restructuring (income)/expense	(1,715)	1,304	(850)	2,525
Operating income	31,811	27,766	85,561	66,805
Interest expense	(1,983)	(2,604)	(6,631)	(7,717)
Other income, net	1,446	1,616	2,787	6,025
Foreign exchange income/(expense)	399	(96)	637	(39)
Income before income taxes	31,673	26,682	82,354	65,074
Income tax expense	7,926	5,656	20,840	7,634
Net income	$23,747	$21,026	$61,514	$57,440
Less: Net income attributable to noncontrolling interests	(83)	(201)	(411)	(656)
Net income attributable to Franklin Electric Co., Inc.	$23,664	$20,825	$61,103	$56,784

Income per share:
Basic	$0.51	$0.44	$1.29	$1.18
Diluted	$0.50	$0.43	$1.28	$1.17

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	October 1, 2016	January 2, 2016
ASSETS

Cash and equivalents	$78,981	$81,561
Receivables	152,093	127,251
Inventories	215,067	194,594
Other current assets	31,289	34,715
Total current assets	477,430	438,121

Property, plant, and equipment, net	198,675	190,039
Goodwill and other assets	368,512	367,951
Total assets	$1,044,617	$996,111

LIABILITIES AND EQUITY

Accounts payable	$60,695	$57,822
Accrued expenses and other current liabilities	64,356	53,903
Current maturities of long-term debt and short-term borrowings	33,418	32,946
Total current liabilities	158,469	144,671

Long-term debt	156,712	187,806
Deferred income taxes	38,950	33,404
Employee benefit plans	40,799	47,398
Other long-term liabilities	19,899	16,511

Redeemable noncontrolling interest	7,597	6,856

Total equity	622,191	559,465
Total liabilities and equity	$1,044,617	$996,111

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
(In thousands)	October 1, 2016	October 3, 2015

Cash flows from operating activities:
Net income	$61,514	$57,440
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	26,752	26,804
Share-based compensation	5,912	4,579
Realized gain on share purchase liability	—	(2,723)
Other	2,148	(6,147)
Changes in assets and liabilities:
Receivables	(22,088)	(527)
Inventory	(14,910)	(3,366)
Accounts payable and accrued expenses	9,333	(10,345)
Other	2,204	(5,374)
Net cash flows from operating activities	70,865	60,341

Cash flows from investing activities:
Additions to property, plant, and equipment	(30,109)	(15,528)
Proceeds from sale of property, plant, and equipment	5,839	959
Acquisitions and investments	(1,007)	(3,888)
Other investing activities	174	99
Net cash flows from investing activities	(25,103)	(18,358)

Cash flows from financing activities:
Change in debt	(30,626)	65,787
Proceeds from issuance of common stock	3,192	1,240
Excess tax from share-based payment arrangements	—	819
Purchases of common stock	(6,193)	(43,330)
Dividends paid	(14,483)	(14,393)
Share purchase liability payment	—	(20,200)
Net cash flows from financing activities	(48,110)	(10,077)
Effect of exchange rate changes on cash	(232)	(6,149)
Net change in cash and equivalents	(2,580)	25,757
Cash and equivalents at beginning of period	81,561	59,141
Cash and equivalents at end of period	$78,981	$84,898